UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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ENER1, INC.
(Name of Registrant As Specified In Its Charter)

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ENER1, INC.
500 Cypress Creek Road
Suite 100
Fort Lauderdale, Florida 33309

NOTICE OF ACTION TO BE TAKEN BY CONSENT
OF SHAREHOLDERS

November 28, 2007

Dear Stockholder:

        On December 11, 2006 the Board of Directors of Ener1, Inc. (“Ener1” or the “Company”) adopted a resolution recommending the adoption of the 2007 Stock Incentive Plan (the “2007 Plan”). The Company’s majority shareholder has approved the proposed 2007 Plan through action taken by consent and without a meeting, as authorized by Section 607.0704 of the Florida Business Corporation Act. The action recommended by the Board of Directors and approved by the Company’s majority shareholder pursuant to Section 607.0704 of the Florida Business Corporation Act will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on November 28, 2007.

        A copy of the 2007 Plan which has been recommended by the Company’s Board of Directors is attached to this Information Statement.

      On July 31, 2007, the Board of Directors of Ener1 adopted a resolution recommending an amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s capital stock. The Company’s majority shareholder has approved the proposed amendment to the Company’s Articles of Incorporation through action taken by consent and without a meeting, as authorized by Section 607.0704 of the Florida Business Corporation Act. The actions recommended by the Board of Directors and approved by the Company’s majority shareholder pursuant to Section 607.0704 of the Florida Business Corporation Act will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on November 28, 2007.

        A copy of the Articles of Amendment which have been recommended by the Company’s Board of Directors are attached to this Information Statement.

        We are not asking you for a proxy, nor are we asking you to respond to this notice in any other way. The purpose of this notice is only to provide you with information regarding the actions which have been approved by our Board of Directors and our majority shareholder.

Sincerely,

BY: /S/ Peter Novak
Peter Novak
Chief Executive Officer

INFORMATION STATEMENT
ACTION TAKEN BY CONSENT OF SHAREHOLDERS
OF ENER1, INC.

        This information statement (this “Information Statement”) is furnished to the holders of the common stock of Ener1, Inc., (the “Company”) on behalf of the Company in connection with (i) the approval of the Company’s 2007 Stock Incentive Plan (the “2007 Plan”), and (ii) the approval to increase the number of authorized shares of the Company’s capital stock. These actions have been recommended by the Company’s Board of Directors and approved by the Company’s majority shareholder pursuant to and in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act. These actions will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on November 28, 2007 (the “Record Date”). This Information Statement is first being mailed to shareholders on or about December 8, 2007.

        The Company’s principal executive offices are located at 500 Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309.

        THE PURPOSE OF THIS INFORMATION STATEMENT IS TO PROVIDE YOU WITH NOTICE OF THE ACTIONS WHICH HAVE BEEN PROPOSED. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL FOR APPROVAL OF THE 2007 STOCK INCENTIVE PLAN

PROPOSAL AND BACKGROUND INFORMATION

 Our Board of Directors believes that our future growth and success depends, in large part, upon our ability to attract, motivate and retain competitively superior employees, and that stock option grants have been and will continue to be an important element in achieving this goal by furthering an alignment of participating employees’ interests with those of our shareholders, thereby promoting our long-term growth and profitability. Accordingly, effective December 11, 2006, our Board of Directors adopted our 2007 Stock Incentive Plan (the “2007 Plan”), a copy of which is attached as Exhibit A to this Information Statement. The purpose of the 2007 Plan is to provide an additional incentive to attract, motivate and retain persons with outstanding abilities and skills who provide important services to our company and upon whose efforts and judgment our success depends, by affording such persons the opportunity to benefit from rising values of our common stock.

      Our Board of Directors has unanimously approved the adoption of the 2007 Plan and the reservation of 33,360,347 shares of common stock for issuance under the 2007 Plan, in order to ensure that a sufficient number of shares are available for issuance to current and newly-hired employees. The Company’s majority shareholder subsequently approved the proposed amendment.

SUMMARY OF THE 2007 STOCK INCENTIVE PLAN

 The 2007 Plan authorizes the granting of incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and deferred stock units, any of which may be performance-based, and for incentive bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator (as defined below). Eligible participants include employees, officers, non-employee directors and other service providers.

      The 2007 Plan provides that it is to be administered by the administrator (the “Administrator”) who shall be the Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the Board of Directors itself. The Administrator can appoint an officer or officers of the Company to act as the Administrator except that the resolution so authorizing such officer or officers shall specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority, and the designated officer cannot make awards to himself or any non-employee director.

      The Administrator in its sole discretion shall determine the persons to be awarded options, the number of shares subject to the options and the exercise price and other terms of the options. In addition, the 2007 Plan’s Administrators have full power and authority to interpret the 2007 Plan, to establish, amend, and rescind any rules relating to the 2007 Plan, to prescribe the form of any agreement executed in connection with the 2007 Plan, and to make all other determinations necessary or advisable for the administration of the 2007 Plan. The acts of the 2007 Plan’s Administrators are final, conclusive and binding upon all persons.

      If the 2007 Plan is approved, an aggregate of 33,360,347 shares of common stock will be reserved for issuance under the 2007 Plan. Any shares of common stock granted as options or stock appreciation Rights shall be counted against this limit as one (1) share for every one (1) share granted. Any shares of common stock granted as awards other than options or stock appreciation rights shall be counted against this limit as two and one-half (2.5) shares for every one (1) share granted. The maximum number of shares subject to options or stock appreciation rights granted in any one calendar year to our employees covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), is 5,000,000. The aggregate number of shares of common stock issued or issuable under all awards granted under this 2007 Plan other than options or stock appreciation rights during any calendar year to any one participant shall not exceed 2,500,000. The shares acquired upon exercise of options granted under the 2007 Plan are authorized and issued shares of common stock. Our shareholders have no preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the 2007 Plan. If any option granted under the 2007 Plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the 2007 Plan.

  The 2007 Plan shall remain available for the grant of awards until the tenth (10th) anniversary of its effective date unless terminated earlier by the Company’s Board of Directors. Termination of the 2007 Plan will not affect the rights and obligations of the participants and the Company arising under awards theretofore granted and then in effect.

CERTAIN TERMS AND CONDITIONS

  All grants of options under the 2007 Plan must be evidenced by a written agreement between the company and the grantee. Such agreement must contain such terms and conditions as the 2007 Plan’s Administrator prescribes, consistent with the 2007 Plan, including, without limitation, the number of shares, the exercise price, the term the vesting period, performance requirements and any restrictions on the exercisability of the options granted.

  The purchase price under each option shall be established by the Administrator, provided that in no event will the purchase price for an incentive stock option be less than the fair market value of the common stock on the date of grant. In the case of the grant of an option to a participant who owns more than 10 percent of the stock of the Company, the purchase price of such option must be at least 110 percent of the fair market value of the common stock on the date of grant, and the option must expire within a period of not more than five (5) years from the date of grant. The purchase price of any option may be paid in common stock, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned common stock and withholding of common stock deliverable upon exercise.

  Unless the Administrator specifies otherwise, each award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right shall be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, if permitted by the Administrator in its sole discretion, awards may be transferred to a former spouse if required by a qualified domestic relations order.

  In the event that the number of shares of common stock of the Company shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, then each share of common stock of the Company which has been authorized for issuance under the 2007 Plan, whether such share is then currently subject to or may become subject to an award under the Plan, as well as the per share limits set forth in the 2007 Plan, may be proportionately adjusted by the Administrator to reflect such increase or decrease, unless the Company provides otherwise under the terms of such transaction. The terms of any outstanding award may also be adjusted by the Administrator as to price, number of shares of common stock subject to such award and other terms to reflect the foregoing events.

  In the event there shall be any other change in the number or kind of outstanding shares of common stock of the Company, or any stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, whether by reason of a change of control, other merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any award may be exercised and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the Administrator in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to options granted pursuant to this 2007 Plan intended to qualify as incentive stock options shall comply with the requirements, provisions and restrictions of the Code.

  After the date on which an optionee’s employment is terminated by reason other than cause, death, or disability, the unexercised portion of any vested options granted under the 2007 Plan shall be exercisable for 30 days after such termination and all unvested option shall expire on the date of such termination. The unexercised portion of any vested options granted under the 2007 Plan will automatically be terminated 6 months after the date on which an optionee’s employment is terminated by reason of disability, or one year if the termination is by reason of death. The unexercised portion of any vested options will automatically be terminated immediately on the date on which an optionee’s employment is terminated for “cause”.

       The 2007 Plan will expire on the tenth anniversary of the effective date of the 2007 Plan, and any option outstanding on such date will remain outstanding until it expires, is exercised or is terminated. Our Board of Directors may amend or terminate the 2007 Plan or any option at any time, without the approval of the shareholders, provided that any amendment may not adversely affect the rights of an optionee under an outstanding option without the optionee’s consent. No such amendment may, without approval of our shareholders, increase the number of shares of common stock reserved for issuance under the 2007 Plan, or modify the requirements for eligibility to receive options under the 2007 Plan. In addition, shareholder approval is required for any amendment to the 2007 Plan if such shareholder approval is required by federal or state law.

FEDERAL INCOME TAX CONSEQUENCES

Nonqualified Stock Options

       An optionee granted a nonqualified stock option under the 2007 Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of common stock subject to the nonqualified stock option. This taxable ordinary income will be subject to federal income tax withholding requirements, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable, and provided that either the employee includes that amount in his or her income, or we timely satisfy our reporting requirements with respect to that amount.

      If an optionee exercises a nonqualified stock option by delivering shares of our common stock, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if the fair market value of those shares is different from the optionee’s tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he or she had paid the exercise price in cash, and we likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefore, the optionee’s tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his or her tax basis in the shares surrendered, and his or her holding period for such number of shares received will include the holding period for the shares surrendered. The optionee’s tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

Incentive Stock Options

       The 2007 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a “disqualifying disposition” (as defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent “pyramiding” the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

       If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds two years from the date such incentive stock option was granted or, if later, one year from the date of exercise, the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

       In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the required holding period (as described in the preceding paragraph), such optionee would be deemed to receive ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the shares, as of the date the incentive stock option was exercised, over the exercise price. Such an event is sometimes referred to as a “disqualifying disposition.” If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee’s ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

       The amount by which the fair market value of the shares of common stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee’s alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a disqualifying disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a disqualifying disposition in a year AFTER the year of exercise, the income on the disqualifying disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee’s tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his or her alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

       An income tax deduction is not allowed to the company with respect to the grant or exercise of an incentive stock option or the disposition, after the required holding period described above, of shares acquired upon exercise. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to us and is reasonable, and either the employee includes that amount in his or her income or the company timely satisfies its reporting requirements with respect to that amount.

PROPOSAL FOR AMENDMENT TO ARTICLES OF INCORPORATION TO
INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK
TO 950,000,000 SHARES

PROPOSAL

         On July 31, 2007, the Company’s Board of Directors voted unanimously to authorize and recommend that its stockholders approve a proposal to increase the Company’s authorized shares of common stock to 950,000,000 shares by amending the Company’s Articles of Incorporation. On July 31, 2007, the Company’s majority shareholder approved the proposed amendment.
BACKGROUND INFORMATION

         The Company currently has 622,225,936 shares of its common stock outstanding. It has issued options, warrants, convertible debentures and other instruments which give the holders the right to acquire an estimated additional 318,836,594 shares of its common stock. The Company’s authorized common stock consists of 750,000,000 shares.

         The Company is increasing its authorizing common shares to 950,000,000 to: (1) allow for potential future issuance of common stock, or options, warrants, convertible debentures and other instruments exercisable for or convertible into common; (2) and ensure that the Company has sufficient authorized common stock to satisfy its obligation to issue common stock upon the exercise or conversion of options, warrants, convertible debentures and other instruments that are already outstanding.

         Increasing the number of authorized shares of the Company’s common stock will enable the Company to issue, offer and sell additional shares of common stock in the future. It will also enable the Company to grant, issue, offer and sell options, warrants, convertible debentures and other instruments exercisable for or convertible into shares of common stock in the future. Additional authorized but unissued shares of common stock, and additional options, warrants, convertible debentures and other instruments may be issued at such times and for such consideration as the Board of Directors may determine to be appropriate. These issuances may be made without further authority from the Company’s stockholders, except as otherwise required by applicable corporate law or applicable stock exchange policies.

         All of the directors or officers of the Company directly or indirectly hold shares, options, warrants or other instruments exercisable for or convertible into shares of common stock.

         Despite the proposed increase in authorized common shares, the large number of common shares already outstanding and the Company’s long term goal of having its common stock traded on one or more major exchanges (which may require substantially higher common stock prices than that at which the Company’s stock is currently traded), the Company does not have a current plan to engage in a reverse split of its common shares. While the Company may eventually engage in a reverse split of its common shares, it would only approve such an action at such time that it believed the reverse split would result in improved shareholder value.

EFFECT OF THE AMENDMENT

         The amendment will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, unless and until additional shares of common stock authorized through the amendment are issued.

         The amendment will have the following effects upon the shares of the Company’s capital stock outstanding and the number of authorized and unissued shares of capital stock:

*	The number of shares of common stock owned by each stockholder will remain the same;
*	The number of shares of authorized common stock will increase to 950,000,000 shares;
*	The number of shares of authorized preferred stock will remain unchanged; and
*	The par value of the common stock will remain unchanged.

NO RIGHTS OF APPRAISAL

         Under the Laws of Florida, the Company’s dissenting stockholders are not entitled to appraisal rights with respect to the amendment, and the Company will not independently provide its stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Company believes that there are no federal income tax consequences to holders of common stock. However, the Company’s beliefs regarding the tax consequence of the amendment are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. Stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the amendment.

APPROVAL OF PROPOSED AMENDMENTS

RECORD DATE

         The Company set November 28, 2007 (the “Record Date”), as the record date for purposes of determining the shareholders of record who are entitled to receive notice of the amendment of the Articles of Incorporation and approval of the 2007 Plan.

REQUIRED APPROVAL

         On December 11, 2006, the Company’s Board of Directors unanimously approved the proposed amendment to adopt the 2007 Stock Incentive Plan and recommended that such proposal be submitted for shareholder approval.  On July 31, 2007, the Company’s Board of Directors unanimously approved the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s capital stock and recommended that such proposal be submitted for shareholder approval.

Adoption of the proposed amendment to adopt the 2007 Plan and the proposed amendment to the Articles of Incorporation requires the approval of the Company’s shareholders holding not less than a majority of the Company’s issued and outstanding common stock. As of the Record Date, there were  622,225,936 shares of common stock issued and outstanding, each share entitled to a single vote, of which 428,323,020 shares, or approximately 69%, were owned by Ener1 Group, Inc. (“Ener1 Group”). Rather than calling a meeting of its shareholders to vote on the approval of the 2007 Plan and the proposed amendment to the Articles of Incorporation, the Company obtained the approval of the proposed actions from Ener1 Group, the holder of a majority of the Company’s issued and outstanding common stock, by written consent in lieu of a meeting.

         In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, the actions recommended by the directors and approved by written consent of the majority shareholder will not take effect any earlier than 20 calendar days after the date on which this Information Statement is sent or given to all persons who were holders of record of the Company’s issued and outstanding common stock on the Record Date. The amendment will become effective upon filing with the State of Florida.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF / SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information as of November 28, 2007 about stockholders whom we believe are the beneficial owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our directors, named executive officers who are currently serving as our officers or have been a director or executive officer of the registrant since the beginning of 2007, and our directors and executive officers as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock. As of November 28, 2007, 622,225,936 shares of common stock were outstanding. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. The holders of our shares of common stock are entitled to one vote for each outstanding share on matters submitted to our shareholders. Except as otherwise noted below, the address of each person or entity named in the following table is c/o Ener1, Inc., 500 West Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309.

	Amount Of		Percent
	Beneficial		Of
Name	Ownership		Class
Ener1 Group, Inc.	518,385,830	(1)	72.8%
Bzinfin, S.A.	552,812,488	(2) (3)	76.0%
Morgan Stanley & Co., Incorporated, 1585 Broadway, 10th Floor, New York, NY 10036	54,150,000	(4)	8.4%
The Quercus Trust, 230 Santiago Drive, Newport Beach, CA 92660	38,000,000	(5)	5.9%
Peter Novak	3,751,791	(6) (16)	*
Charles Gassenheimer	2,500,000	(7)	*
Kenneth R. Baker	-		*
Marshall Cogan	83,333	(8)	*
Karl Gruns	270,000	(9)	*
Ludovico Manfredi	73,333	(10)	*
Thomas J. Snyder	-		*
Mike Zoi	834,206	(11) (16)	*
Gerard Herlihy	300,000		*
Ajit Habbu	750,000	(12)	*
Ulrik Grape	166,667	(13)	*
Rex Hodge	100,000	(14)	*
Directors and officers as a group (eleven persons)	8,079,330	(15)	1.3%

Notes are on following page.

Notes:
(1)	Includes 90,062,810 shares issuable under outstanding warrants exercisable during the 60 day period following November 28, 2007.
(2)	Includes 105,372,399 shares issuable under outstanding warrants exercisable during the 60 day period following November 28, 2007.
(3)
As a result of changes in ownership of Ener1 Group, Inc., Bzinfin, S.A. is considered the beneficial owner of Ener1, Inc. stock owned by Ener1 Group, Inc. Boris Zingarevich is an indirect beneficial owner of Bzinfin, which owns 69% of the common stock of Ener1Group. Dispositive and voting power over the shares of Ener1 common stock that is held by Ener1 Group is exercised by the board of directors of Ener1 Group, which consists of Dr. Peter Novak, Mike Zoi, Boris Zingarevich, Charles Gassenheimer, Alexei Paramonov and Marshall Cogan.

(4)	Includes 25,650,000 shares issuable under outstanding warrants exercisable during the 60 day period following November 28, 2007.
(5)
David Gelbaum and Monica Chavez Gelbaum are Trustees of The Quercus Trust. Includes 18,000,000 shares issuable under outstanding warrants exercisable during the 60 day period following November 28, 2007.

(6)	Includes 1,953,376 shares issuable under outstanding warrants exercisable during the 60 day period following November 28, 2007.
(7)	Includes 500,000 shares issuable under outstanding warrants exercisable during the 60 day period following November 28, 2007.
(8)	Includes 83,333 shares issuable under outstanding options exercisable during the 60 day period following November 28, 2007.
(9)	Includes 220,000 shares issuable under outstanding options exercisable during the 60 day period following November 28, 2007.
(10)	Includes 73,333 shares issuable under outstanding options exercisable during the 60 day period following November 28, 2007.
(11)	Includes 434,330 shares issuable under outstanding warrants exercisable during the 60 day period following November 28, 2007.
(12)	Includes 750,000 shares issuable under outstanding options exercisable during the 60 day period following November 28, 2007.
(13)	Includes 66,667 shares issuable under outstanding options exercisable during the 60 day period following November 28, 2007.
(14)	Includes 100,000 shares issuable under outstanding options exercisable during the 60 day period following November 28, 2007.
(15)	Includes 4,181,039 shares issuable under outstanding warrants and options exercisable during the 60 day period following November 28, 2007.
(16)
The amount shown does not include common stock beneficially owned by Ener1 Group, Inc., a company of which Dr. Novak and Mr. Zoi are directors and stockholders. Dr. Novak and Mr. Zoi disclaim beneficial ownership of any Ener1 common stock beneficially owned by Ener1 Group, Inc.

(17)
As a result of the conversion of Series B Preferred Stock, Cofis Compagnie Fiduciaire S. A.("Cofis") owns 19,117,069 shares of Ener1 common stock and warrants to purchase 15,309,589 shares of Ener1 common stock. The warrant agreement contains restrictions that prevent Cofis from exercising warrants that would result in ownership of more than 4.99% of Ener1 common stock. Cofis disclaims beneficial ownership of warrants to purchase 2,750,905 shares of Ener1 common stock that cannot be exercised due to the restrictions in the warrant agreement. Cofis is owned indirectly by Mikhail Zingarevich, who is the brother of Boris Zingarevich.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation paid during 2006 to all individuals serving during that time as our Chief Executive Officer and each of our two additional most highly compensated executive officers who were serving as executive officers on December 31, 2006, and one additional individual who was an executive during the year 2006 (whom we refer to collectively as the “named executive officers”).

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards ($)	Option Awards ($)	All Other Compen- sation $	Total ($)

Dr. Peter Novak	2006	$250,010	$-	$-	$-	$53,944(10)	$303,954
Chief Executive Officer (1)

Kevin Fitzgerald	2006	54,733		-	-	-	54,733
Former Chief Executive Officer (2)

Victor Mendes	2006	37,243					37,243
Former Chief Executive Officer (3)

Ajit Habbu	2006	46,875			725,000(7)		771,875
Former Chief Financial Officer (4)

Rex Hodge	2006	234,422			274,680(8)		509,102
Executive Vice President

Gerard A. Herlihy	2006	179,300		99,000(9)			278,300
Chief Financial Officer (5)

Ronald Stewart	2006	191,155				9,072(11)	200,227
Former Chief Executive Officer,former General Counsel and former Secretary (6)

(1)
Dr. Novak was appointed Chief Executive Officer on December 28, 2006. Prior to December 28, 2006, Dr. Novak provided services to us as an employee, for which he was paid $250,000 annually. Dr. Novak is also a director. He does not receive any compensation from us for his services as a director. Dr. Novak's salary was increased to $430,000 annually effective December 28, 2006.

(2)	Mr. Fitzgerald was Chief Executive Officer from September 8, 2003 through January 9, 2006.

(3)
Mr. Mendes was Chief Executive Officer from October 3, 2006 through October 26, 2006.  The amount of salary shown excludes the portion of Mr. Mendes’ salary which was paid by Ener1 Group under an agreement entered into on October 3, 2006 in exchange for his services as Chairman of the Board of Directors of Ener1 Group.

(4)
Mr. Habbu was Chief Financial Officer from October 16, 2006 through October 31, 2007, at which time he assumed an executive administrative role in the Company. The amount of salary shown excludes the portion of Mr. Habbu’s salary that was paid by Ener1 Group under an agreement entered into on October 3, 2006 in exchange for his services as Chief Financial Officer of Ener1 Group.

(5)
Mr. Herlihy was Chief Financial Officer from January 27, 2006 through October 16, 2006, and since October 31, 2007. Mr. Herlihy is also the President of Splinex Technology Inc., an affiliate of Ener1, Inc.

(6)
Mr. Stewart was appointed Chief Executive Officer from January 9, 2006 through October 3, 2006 and from November 1, 2006 through December 21, 2006, at which time he resigned. In addition, he served as interim Chief Financial Officer from January 6, 2006 through January 27, 2006.

(7)
In accordance with SFAS 123R, the value of the incentive stock options were determined using a Black-Scholes model. The assumptions made in the valuation of the option grant included volatility of 137%, risk-free interest rate of 4.8%, stock price on the date of grant of $0.31 per share, and an expected life of 6.5 years.

(8)
In accordance with SFAS 123R, the value of 300,000 incentive stock options, and 1,200,000 performance options were determined using a Black-Scholes model. The assumptions made in the valuation of the option grant included volatility of 135%, a risk-free interest rate of 4.5%, a stock price on the date of grant of $0.23 per share and an expected life of 6.5 years.

(9)	Mr. Herlihy received a grant of 300,000 shares of common stock which were valued at the closing market price of $0.33 per share on October 12, 2006, the date of grant, in accordance with SFAS 123R.

(10)	Includes $20,697 for employee life insurance premiums, $31,560 car lease payments and $1,687 for car insurance payments.

(11)	Car allowance.

Employment Agreements

Effective October 12, 2006 and as amended October 17, 2007, Ener1 entered into an employment agreement with Mr. Habbu, under which Mr. Habbu served as its Chief Financial Officer. Mr. Habbu's salary under the agreement was $325,000 per year, of which $100,000 is paid by Ener1 Group in accordance with a separate arrangement between Ener1 Group and Ener1. The employment agreement has a term of five years and may be terminated with or without cause (as defined in the agreement) by Ener1. In the event of a termination without cause, Ener1 must provide 60 days notice and the agreement calls for Ener1 to pay Mr. Habbu severance in the form of his base salary for a period of six months. The agreement calls for Mr. Habbu to be awarded an option to purchase 2,500,000 shares of Ener1 common stock, which will vest 30%, 30% and 40%, respectively, on the first three anniversaries of the date of grant. Mr. Habbu served as Chief Financial Officer through October 31, 2007 at which time he assumed an executive administrative role in the Company, and at which his annual salary was changed to $250,000 per year.

On September 8, 2003, we entered into an Employment Agreement with Kevin P. Fitzgerald, who was our Chief Executive Officer and Chairman of our Board of Directors until he was dismissed in January 2006. The agreement provided that if Mr. Fitzgerald's employment was terminated for any reason (other than fraud, theft or other crimes of moral turpitude), we (or the shareholders of Ener1 Group), if requested by Mr. Fitzgerald, would pay him the amount equal to the difference between the aggregate exercise price of any vested options to purchase our common stock and fair market value of our common stock. If Mr. Fitzgerald's employment was terminated without cause (as defined in the agreement) he was entitled to receive severance payments equal to two years' base salary. Mr. Fitzgerald agreed not to compete with us for two years following termination of his employment, unless he terminated his employment for good reason (as defined in the agreement). Mr. Fitzgerald filed a complaint against us alleging breach of his employment agreement. In January 2007, we reached a settlement with Mr. Fitzgerald which resulted in total payment obligations of $350,000 to settle all of the claims which have been satisfied by the payment of $270,000 in cash and $80,000 in the form of 320,000 shares of common stock.

In January 2006, we agreed with Splinex that Mr. Herlihy, our Chief Financial Officer from January 27, 2006 through October 16, 2006, would devote substantially all of his time to his role at Ener1, but that he will continue to serve as the President and Chief Financial Officer of Splinex. In 2006, we paid approximately 76% of Mr. Herlihy's aggregate annual salary of $250,000 from the two companies, and Splinex paid 24% from the date of his employment on January 27, 2006. On October 31, 2007, Mr. Herlihy’s salary was increased to $250,000 per year. Splinex discontinued salary payments to Mr. Herlihy in July 2007.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Dr. Peter Novak	-	-	-	-

Kevin Fitzgerald	7,557,446	-	-	0.30	09/08/13
	2,794,969	-	-	0.97	12/31/14
	112,790	-	-	0.54	12/31/15

Victor Mendes	-	-	-	-

Ajit Habbu	-	2,500,000(1)	-	0.31	10/16/16

Rex Hodge	-	300,000(2)	-	0.23	12/21/16
		-	1,200,000(3)	0.23	12/21/16

Gerard A. Herlihy	-	-	-	-

Ronald Stewart	-	-	-	-

(1)	Vests 750,000 shares on 10/16/07, 750,000 shares on 10/16/08 and 1,000,000 shares on 10/16/09

(2)	Vests 100,000 shares on 12/31/06, 12/31/07 and 12/31/08

(3)	Vests 400,000 shares on 12/31/07, 12/31/08 and 12/31/09; the options contain additional milestones which must be met before they can be exercised.

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(6)		All Other Compensation ($)	Total ($)
Karl Gruns (1) (6)	40,000	-	10,500	(3)	2,500	53,000
Ludovico Manfredi (2) (6)	40,000	-	10,500	(3)	-	50,500
Charles Gassenheimer (5) (6)	-	-	-		-	-
Marshall Cogan (5) (6)	-	-	95,000	(4)	-	95,000
Mike Zoi (5) (6)	-	-	-		250,000	250,000

(1) Independent non-executive directors earned director fees of $40,000 for the 2006 calendar year, of which $30,000 was paid to Mr. Gruns in December 2006 and $10,000 was paid in January 2007. Other compensation includes amounts earned in 2006 for his services on specific projects as an independent director which were paid in January 2007.

(2) Independent non-executive directors earned director fees of $40,000 for the 2006 calendar year, of which $20,000 was paid to Mr. Manfredi in January 2007 and $10,000 in February 2007.

(3) In accordance with SFAS 123R, the value of the stock options were determined using a Black-Scholes model. The assumptions made in the valuation of option grants included volatility of 135%, a risk-free interest rate of 4.7%, stock price on the date of grant of $0.23 and an expected life of 6.5 years.

(4) In accordance with SFAS 123R, the value of the stock option were determined using a Black-Scholes model. The assumptions made in the valuation of the option grant included volatility of 147%, a risk-free interest rate of 4.5%, stock price on the date of grant of $0.40 and an expected life of 6.5 years.

(5) Directors that are not independent do not receive any compensation for their services as directors.  We paid Mr. Zoi $250,000 in 2006 for his services to us as a consultant.

(6) As of December 31, 2006, Mr. Gruns had 200,000 stock options outstanding, Mr. Manfredi had 160,000 stock options outstanding, and Mr. Cogan had 250,000 stock options outstanding. Messrs. Gassenheimer and Zoi did not have any option awards outstanding.

Compensation of Directors

Mr. Gruns, as an independent, non-executive director, earns $7,500 per calendar quarter for his services as our director, plus $2,500 per quarter for his services as Chairman of our Audit Committee and specific cash amounts for his services on specific projects as an Independent Director. During 2006, Mr. Gruns earned $30,000 for his services as a director in 2006, $10,000 for his services as Chairman of the Audit Committee and $2,500 for his services on specific projects as an Independent Director. He was paid $30,000 of the fees in December 2006 and $12,500 of the fees in January 2007. He also receives 50,000 options to purchase our common stock each year as part of his director’s compensation for each year in which he serves as our director, vesting one year from date of grant.  In December 2006, he was awarded an option to purchase up to 50,000 shares at an exercise price of $0.23.

Mr. Manfredi, as an independent, non-executive director, earns $10,000 per quarter for his services as our director, including his participation as a member of our Audit Committee. He was paid $20,000 of the $40,000 director fees in January 2007 and $10,000 in February 2007. Mr. Manfredi received upon his appointment as director an option to purchase 110,000 shares of our common stock at an exercise price of $0.70, vesting in three equal annual installments. He also receives 50,000 additional stock options (beginning December 31, 2006) for each year of service as one of our directors. In December 2006, he was awarded an option to purchase up to 50,000 shares at an exercise price of $0.23.

Mr. Snyder and Mr. Baker joined the board on July 31, 2007. They are entitled to receive annual board fees of $40,000 payable $10,000 per quarter and be reimbursed for travel expenses to attend Ener1 board meetings. They will participate in the 2002 Non-Employee Director Stock Participation Plan and initially received options to purchase 300,000 shares of common stock of Ener1 at an exercise price of $0.30 per share.  They will receive additional options for each year of service as Director at an exercise price equal to the fair market value of Ener1‘s common stock on the date of grant. All options will vest one third per year over three years.

Mr. Gassenheimer has been our Vice Chairman since October 2006 and our Chairman from January 2006 through October 2006. He did not receive a salary or other our company in 2006. In 2007, we commenced reimbursing Ener1 Group $75,000 per quarter for the services of Mr. Gassenheimer.

Messrs. Zoi and Novak do not receive a salary or other compensation for their services as directors.

Mr. Cogan became a director of our company in February 2006. He currently does not receive a salary or other compensation from our company. In February 2006, Mr. Cogan was awarded an option to purchase up to 250,000 shares at an exercise price of $0.40 per share, vesting in three equal annual installments.

All directors are reimbursed for expenses incurred to attend Board and Committee meetings. Other than as described in these paragraphs, our directors do not receive compensation for their services as directors.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 500 Cypress Creek Road, Suite 100, Ft. Lauderdale, Florida 33309, or by calling the Company at (954) 556-4020 and requesting a copy of the Information Statement. Security holders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

Exhibit A

ENER1, INC.
2007 STOCK INCENTIVE PLAN

1. Purpose

The purpose of the Ener1, Inc. 2007 Stock Incentive Plan (the “Plan”) is to advance the interests of Ener1, Inc. (the “Company”) by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company and its Subsidiaries. The Plan provides for the grant of Incentive and Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Deferred Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Administrator” means the Administrator of the Plan in accordance with Section 17.

(b) “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(c) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(d) “Board of Directors” or “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) failure or refusal of the Participant to perform the duties and responsibilities that the Company requires to be performed by him, (ii) gross negligence or willful misconduct by the Participant in the performance of his duties, (iii) commission by the Participant of an act of dishonesty affecting the Company, or the commission of an act constituting common law fraud or a felony, or (iv) the Participant’s commission of an act (other than the good faith exercise of his business judgment in the exercise of his responsibilities) resulting in material damages to the Company. Notwithstanding the above, if an Participant and the Company have entered into an employment or consulting agreement which defines the term “Cause” for purposes of such employment or consulting agreement, “Cause” shall be defined pursuant to the definition in such employment or consulting agreement with respect to such Participant’s Options. The Administrator shall determine in its sole discretion whether Cause exists for purposes of this Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(g) “Common Stock” means the Company’s common stock, par value $0.001, subject to adjustment as provided in Section 12.

(h) “Company” means Ener1, Inc., a Florida corporation.

(i) “Deferred Stock Unit” or “DSU” means an Award granted pursuant to Section 9 representing the unfunded and unsecured right to receive Common Stock or cash or a combination thereof, as determined by the Administrator, at the end of a specified deferral period.

(j) “Incentive Bonus” means a bonus opportunity awarded under Section 10 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(k) “Incentive Stock Option” or “ISO” means a stock option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(l) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board of Directors and who is not an employee of the Company (but may be an employee of a Subsidiary or other affiliated entity).

(m) “Option” means an ISO and/or a NQSO granted pursuant to Section 6 of the Plan.

(n) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(o) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more performance criteria established pursuant to Section 13.

(p) “Plan” means this Ener1, Inc. 2007 Stock Incentive Plan as set forth herein and as amended from time to time.

(q) “Restricted Stock” means shares of Common Stock granted pursuant to Section 8 of the Plan.

(r) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which shares of Common Stock may be issued in the future.

(s) “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or shares of Common Stock or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(t) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(u) “Termination of employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or service provider, ceasing to serve as such for the Company, except that (i) subject to Section 6(c), an approved leave of absence or approved employment on a less than full-time basis may constitute employment as determined by the Administrator, (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “termination of employment,” (iii) service as a member of the Board of Directors shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board of Directors.

(v) “Total and Permanent Disablement” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code. The determination of the Administrator as to an individual’s Total and Permanent Disablement shall be conclusive on all parties.

3. Eligibility

Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. Any Nonemployee Director shall also be eligible for selection by the Administrator for the grant of Awards hereunder. In addition, any service provider who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. Options intending to qualify as ISOs may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator.

4. Effective Date and Termination of Plan

This Plan was adopted by the Board of Directors of the Company as of December 21, 2006 (the “Effective Date”), subject to the approval of the Company's shareholders. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5. Shares Subject to the Plan and to Awards

(a) Aggregate Limits. The aggregate number of shares of Common Stock issuable pursuant to all Awards shall not exceed 33,360,347, any of all of which may be issuable with respect to ISOs. Any shares of Common Stock granted as Options or Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) share granted. Any shares of Common Stock granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and one-half (2.5) shares for every one (1) share granted. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 12; provided, however, that no such adjustment shall affect the status of any option intended to qualify as an ISO under Code Section 422. The shares of Common Stock issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and shall not include shares subject to Awards that have been canceled, expired or forfeited. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under Awards if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right or Stock Option and that were not issued upon the net settlement or net exercise of such Stock Appreciation Right or Stock Option, or (ii) shares delivered to or retained by the Company to pay the exercise price or withholding taxes related to an Award.

(c) Tax Code Limits. The aggregate number of shares of Common Stock subject to Options and Stock Appreciation Rights granted under this Plan during any calendar year to any one Participant shall not exceed 5,000,000, and the aggregate number of shares of Common Stock issued or issuable under all Awards granted under this Plan other than Options or Stock Appreciation Rights during any calendar year to any one Participant shall not exceed 2,500,000, which numbers shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m). The maximum amount payable pursuant to that portion of an Incentive Bonus granted under this Plan for any calendar year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed $1,000,000.

6. Options

(a) Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan, to Participants selected by the Administrator. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Option hereunder until said shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price. The purchase price under each Option shall be established by the Administrator, provided that in no event will the purchase price for an ISO be less than the fair market value of the Common Stock on the date of grant. The purchase price of any Option may be paid in Common Stock, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an Option, the delivery of previously owned Common Stock and withholding of Common Stock deliverable upon exercise.

(c) Duration and Exercise or Termination of Option. The Administrator shall have the right to make the timing of the ability to exercise any Option subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. Each Option shall expire within a period of not more than ten (10) years from the date of grant.

(d) Termination of Employment: Unless an Option earlier expires upon the expiration date established pursuant to Section 6(c), upon the termination of the Participant’s employment, or in the case of Non-Employee Directors termination for any reason of the Participant’s service on the Board, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise:

(1) Death. Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board of Directors, all of the Participant’s vested Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the twelve (12) months next succeeding the date of death (or, if earlier, until the expiration date of such Option). Any and all of the deceased Participant’s vested Options that are not exercised during such period shall terminate as of the end of such period.

(2) Total and Permanent Disablement. Upon termination of employment as a result of the Total and Permanent Disablement of any Participant, all of the Participant’s vested Options then held shall be exercisable for a period of six (6) months after termination (or, if earlier, until the expiration date of such Option). Any and all vested Options that are not exercised during such period shall terminate as of the end of such period.

(3) Cause. Upon termination of the employment or other service of a Participant for Cause, any Option granted to the Participant shall expire immediately and the Participant shall have no further right to purchase shares of Common Stock pursuant to such Options.

(4) Other Reasons. Upon the date of a termination of a Participant’s employment for any reason other than those stated above in Sections 6(e)(1), (e)(2) and (e)(3) or as described in Section 15, (A) any Option that is unexercisable as of such termination date shall remain unexercisable and shall terminate as of such date, and (B) any Option that is exercisable as of such termination date shall expire the earlier of (i) thirty (30) days following such date or (ii) the expiration date of such Option.

(e) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of such Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (iii) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, and (iv) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of employment (or such other period of time provided in Section 422 of the Code).

(f) Other Terms and Conditions: Options may also contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Administrator shall deem appropriate.

7. Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions of such Option. Subject to the provisions of Section 6, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in shares of Common Stock, cash or combination thereof, as determined by the Administrator. Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of a Stock Appreciation Rights may not be reduced without shareholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

8. Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants selected by the Administrator. Restricted Stock is an award or issuance of shares of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one share of Common Stock and will entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Common Stock, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of shares of Common Stock or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of shares or units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the shares or units as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the shares or units and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator. Shares of Common Stock issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c) Sales Price. Subject to the requirements of applicable law, the Administrator shall determine the price, if any, at which Awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable under Restricted Stock Unit Awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market price of such shares at the date of grant.

(d) Vesting. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units shall occur at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of shares of Restricted Stock and under Restricted Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Administrator; provided that in no event shall the grant, issuance, retention, vesting and/or settlement of shares under Restricted Stock or Restricted Stock Unit Awards that is based on performance criteria and level of achievement versus such criteria be subject to a performance period of less than one year and no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of a Restricted Stock or Stock Unit Award over a period of less than three years from the date the Award is made, other than as a result of or upon the death, disability or retirement of the Participant, in each case as specified in the agreement evidencing such Award. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Restricted Stock or Restricted Stock Unit is granted.

(e) Discretionary Adjustments and Limits. Subject to the limits imposed under Code Section 162(m) for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the number of shares of Common Stock granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

(f) Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(g) Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the Administrator. Any such dividends or distributions will be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

9. Deferred Stock Units

The Administrator may establish rules for the deferred delivery of Common Stock upon exercise of an Option or Stock Appreciation Right and upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus or of any other compensation arrangement maintained by the Company or a Subsidiary, in each case with the deferral evidenced by use of “Stock Units” equal in number to the number of shares of Common Stock whose delivery is so deferred or to the value of the amount being so deferred. A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Unless the Administrator specifies otherwise, Stock Units represent an unfunded and unsecured obligation of the Company. Settlement of Stock Units upon expiration of the deferral period shall be made in Common Stock, cash or a combination thereof, as determined by the Administrator. The amount of Common Stock, or other settlement medium, to be so distributed may be increased by dividend equivalents. Unless determined otherwise by the Administrator, during the deferral period a Participant will not have any rights as a shareholder of the Company, including, without limitation, voting rights and the right to receive dividends or distributions. Until a Stock Unit is so settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 12. Any Stock Units that are settled after the holder’s death shall be distributed to the holder’s designated beneficiary(ies) or, if none was designated, the holder’s estate.

10. Incentive Bonuses

(a) General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

(b) Incentive Bonus Document. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 13(b)) selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

(d) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in shares of Common Stock, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

(e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

11. Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the shares of Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

12. Adjustment of and Changes in the Stock

In the event that the number of shares of Common Stock of the Company shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, then each share of Common Stock of the Company which has been authorized for issuance under the Plan, whether such share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 5 of this Plan, may be proportionately adjusted by the Administrator to reflect such increase or decrease, unless the Company provides otherwise under the terms of such transaction. The terms of any outstanding Award may also be adjusted by the Administrator as to price, number of shares of Common Stock subject to such Award and other terms to reflect the foregoing events.

In the event there shall be any other change in the number or kind of outstanding shares of Common Stock of the Company, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, whether by reason of a change of control, other merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Administrator in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as ISOs shall comply with the requirements, provisions and restrictions of the Code.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the shares subject to the Award shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Participant, which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

13. Performance-Based Compensation

(a) General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total shareholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) customer service, (xxi) issuance of equity or debt instruments of the Company, (xxii) product sales, or (xxiii) other objective company or working group milestones. To the extent consistent with Section 162(m) of the Code, the Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year.

14. Transferability

Unless the Administrator specifies otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, if permitted by the Administrator in its sole discretion, Awards may be transferred to a former spouse if required by a qualified domestic relations order.

15. Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the shares underlying such Stock Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

16. Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of shares issued under an ISO, the vesting of or settlement of deferred units under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue shares of Common Stock, make any payment or to recognize the transfer or disposition of shares until such obligations are satisfied. The Administrator may permit these obligations to be satisfied by having the Company withhold a portion of the shares of Common Stock that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering shares previously acquired.

17. Administration of the Plan

(a) Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the Board of Directors itself. Any power of the Administrator may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Code Section 162(m). To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Option agreement theretofore approved by the Compensation Committee. No such officer shall designate himself or herself or any Nonemployee Director as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b) Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of shares subject to Awards and the exercise or purchase price of such shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Administrator determine constitute a Change of Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c) Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

(e) Section 409A. All Awards granted under the Plan that are subject to (or potentially subject to) Section 409A of the Code shall be administered in a manner consistent with the requirements of Section 409A of the Code (and, to the extent possible, to avoid treatment of the Award as subject to Section 409A).

18. Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the shareholders of the Company:

(a) increase the maximum number of shares for which Awards may be granted under this Plan;

(b) extend the term of this Plan;

(c) change the class of persons eligible to be Participants;

(d) otherwise amend the Plan in any manner requiring shareholder approval by law or under the applicable stock exchange listing requirements;

(e) comply with any directives and/or regulations promulgated pursuant to Section 409A of the Code; or

(f) increase the individual maximum limits in Section 5(c).

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would materially impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any change of control (as defined in the applicable Award Agreement) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

19. No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

20. Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21. Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Florida and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

22. No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates, accordingly, subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

Exhibit B

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
OF ENER1, INC.

        Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the Chief Executive Officer of ENER1, INC., a Florida corporation bearing document number H36296 (the “Corporation”), does hereby certify:

FIRST:	That pursuant to a Written Consent of the Board of Directors dated July 31, 2007, the Board of Directors of the Corporation approved amendments to the Corporation’s Articles of Incorporation increasing the number of shares of common stock authorized by the Corporation to 950,000,000.

SECOND:	Article IV(a) of the Corporation’s Articles of Incorporation shall be deleted in its entirety and replaced with the following:

“ARTICLE IV
CAPITAL STOCK

a.	the total number of shares of capital stock authorized to be issued by this corporation shall be:

950,000,000 shares of common stock, par value $0.01 per share (the “Common Stock:); and

5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”

THIRD:	Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

FOURTH:	These Articles of Amendment shall be effective as of the date and time of filing

FIFTH:	These Articles of Amendment have been approved and adopted by the shareholders of the Corporation holding a majority of the votes entitled to be cast on the amendments, by Written Consent of the Shareholders dated Jul 31, 2007, pursuant to Section 607.0704 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendments to the Corporation’s Articles of Incorporation by the shareholders of the Corporation were sufficient for approval.

        IN WITNESS WHEREOF, said Corporation has caused these Articles of Amendment to be signed in its name by its Chief Executive Officer on July 31, 2007.

ENER1, INC.

BY: /S/ Peter Novak
Peter Novak
Chief Executive Officer